UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 28, 2013

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 28, 2013, Meritage Homes Corporation executed amendments to the employment agreements for Steve J. Hilton, Larry W. Seay, C. Timothy White and Steven Davis. The amendments memorialize changes made for 2013 (and any subsequent renewal terms) to the annual cash incentive bonus formulas provided to each of Messrs. Hilton, Seay, White and Davis pursuant to their respective employment agreement. Each executive’s bonus will continue to be expressed as a percentage of the Company’s actual EBITDA (subject to specified exclusions) and the performance targets for achieving such incentive bonuses will continue to be based on the Company’s actual return on assets and return on equity (subject to specified adjustments). Under the amended agreements, however, the Company’s return on assets and return on equity (subject to specified exclusions) will be measured against the Company’s budgeted return on assets and return on equity, as opposed to the prior formula that measured the Company’s results against the results of a public homebuilder peer group.

Copies of the amendment to each executive’s employment agreement are filed as exhibits to this Form 8-K and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1     Amendment to the Third Amended and Restated Employment Agreement for Steven J. Hilton

10.2     Amendment to the Third Amended and Restated Employment Agreement for Larry W. Seay

10.3     Amendment to the Amended and Restated Employment Agreement for C. Timothy White

10.4     Amendment to the Amended and Restated Employment Agreement for Steven Davis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2013

MERITAGE HOMES CORPORATION

/s/ LARRY W. SEAY
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer

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